NUMBER

CERT.9999

ARC LIFESTYLE GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

$0.0001 PAR VALUE COMMON STOCK

SHARES

*********9,000,000**********

CUSIP 999999ZZ9

COMMON STOCK

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of * NINE MILLION *

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
ARC LIFESTYLE GROUP, INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:______________________________

AUTHORIZED SIGNATURE

President